Exhibit 99.1

11/24/15

Primary contact: Grady Epperly, 405-202-6091 (grady.epperly@FDNH.com)

FOUNDATION HEALTHCARE TO RECEIVE $3.85 MILLION FOR THE SALE OF ITS REAL ESTATE INTEREST IN HERITAGE PARK SURGICAL HOSPITAL IN SHERMAN, TX

Foundation sold its interest in the hospital’s operations in June 2015.

OKLAHOMA CITY, November 24, 2015 - Foundation HealthCare, Inc. (OTCQB: FDNH), which is an owner and operator of surgical hospitals, today announced that Grayson County Physicians Property, LLC, , an entity in which Foundation indirectly owns a 20% ownership interest, sold the real estate and hospital building in Sherman, Texas where Heritage Park Surgical Hospital is located.

Foundation received $3.7 million in proceeds from the sale and expects an additional $150,000 to be released from escrow within the next 12 months. The gain on the sale is $3.3 million before taxes. Foundation will use $2.8 million of the proceeds to reduce long term debt.

Foundation, working with physicians in the Sherman, Texas market, developed and constructed Heritage Park Surgical Hospital which opened in 2010. Heritage Park previously sold substantially all of its assets, except the real estate and the building in June 2015.

“The Heritage Park real estate sale completes a milestone in Foundation’s growth strategy,” said Stanton Nelson, Foundation CEO. “Our stated goal is majority ownerships in surgical hospitals; accordingly, this year we have divested our minority interest in two hospitals, including Heritage Park, with the intention of redirecting the capital to reduce debt and acquire majority ownership in surgical hospitals in targeted urban markets.”

Foundation recently announced its Asset Purchase Agreement to acquire University General Hospital in Houston. “Foundation’s growth strategy has led to double-digit revenue performance the past five consecutive quarters. We are excited about re-entering the Houston market and deploying our surgical hospital model,” said Nelson.

“We believe our experience with Heritage Park Surgical Hospital demonstrates the value of partnering with Foundation HealthCare. Our physician partners at Heritage Park received $6.3

14000 N. Portland Ave., Suite 200, Oklahoma City, OK 73134

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million in distributions or about $78,750 per 1% ownership interest during the five years following the opening of the hospital, in May 2010, through the sale in June 2015. In addition to these distributions, an initial investment of $25,000 resulted in a return of more than $230,000 from the sale of both the operations and real estate units. That represents a total return on investment of over 900% in five years not including the monthly distributions,” added Nelson.

About Foundation HealthCare

Headquartered in Oklahoma City, Foundation HealthCare, Inc. (OTCQB: FDNH) owns and operates surgical hospitals including ancillary hospital based services. These additional services, such as hyperbaric medicine, sleep labs, intra-operative monitoring, imaging and robotic surgery, truly make the Foundation hospital environment unique.

The Company is also an industry leading ambulatory surgery center management and development company, focused on partnering with physicians and employees to create an outstanding patient experience while maximizing partner and shareholder value. The Company is a leader in offering turnkey management and development solutions for physician partners, as well as creating an optimal experience for the patients we serve. For more information, visit www.fdnh.com.

Important Cautions Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on the Company’s current expectations, forecasts and assumptions. Forward-looking statements involve risks and uncertainties that could cause actual outcomes and results to differ materially from the Company’s expectations, forecasts and assumptions. These risks and uncertainties include risks and uncertainties not in the control of the Company, including, without limitation, the risk that Company will maintain enough liquidity to execute its business plan, continue as a going concern and other risks including those enumerated and described in the Company’s filings with the Securities and Exchange Commission, which filings are available on the SEC’s website at www.sec.gov. Unless otherwise required by law, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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14000 N. Portland Ave., Suite 200, Oklahoma City, OK 73134

www.FDNH.com